UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2012

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

a. and b.

      The 2012 annual meeting of the shareholders (the “meeting”) of the Company was held on April 26, 2012.  Of the 80,135,791 shares of Common Stock entitled to vote at such meeting, 71,748,422 shares were present for purposes of a quorum.  The voting results for each of the three proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - Three Class III Directors were elected at the meeting, for a term of three years, as follows:

	Votes For	Votes Withheld
Donald W. Bogus	56,995,196	2,206,728

Philip J. Schulz	58,361,221	840,703

Vincent J. Smith	57,026,560	2,175,364

There were 12,546,498 shares non-voted by brokers related to the election of the Class III directors listed above.

The shareholder votes at the meeting on proposals 2 and 3 were as set forth below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2 – Conduct an advisory vote to approve the compensation for named executive officers	55,763,115	2,687,554	751,255	12,546,498

Proposal 3 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012	70,463,827	1,109,415	175,180	0

c. and d.

Not applicable.

Item 7.01.                      Regulation FD Disclosure.

In accordance with General Instruction B.2., of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.  Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of the slides which will be presented at the Barclays Capital Chemical ROC Stars Conference in New York City on May 3, 2012.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Presentation slides for meeting on May 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By: /s/ George H. Pain
Name: George H. Pain
Title:   Senior Vice President, General Counsel and Secretary

Date:  May 2, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Presentation slides for meeting on May 3, 2012.